Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (File No: 333-259874 and File No. 333-264611), and on Form F-3 (File No: 333-264609) of our report dated May 1, 2023, with respect to the consolidated financial statements of LumiraDx Limited.

/s/ KPMG LLP

London, United Kingdom

May 1, 2023